                                                                                               EXHIBIT 12


                                              SNYDER OIL CORPORATION

                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                    (Unaudited)



                                           Nine
                                       Months Ended
                                       September 30,                        Year Ended December 31,
                                      --------------   ----------------------------------------------------------------
                                            1998          1997         1996          1995          1994         1993
                                         ----------    ----------   ----------    ----------    ----------   ----------
                                                                (In thousands, except share data)

Income (loss) before taxes, minority
   interest and extraordinary item        $(18,848)      $57,440      $74,701      $(40,604)      $13,510      $22,538
Interest expense                            11,614        25,472       23,587        21,679        10,337        5,315
                                          --------       -------      -------      --------       -------      -------
Earnings before taxes, minority
   interest, extraordinary item and
   interest expense                       $ (7,234)      $82,912      $98,288      $(18,925)      $23,847      $27,853
                                          ========       =======      =======      ========       =======      =======




Interest expense                          $ 11,614       $25,472      $23,587      $ 21,679       $10,337      $ 5,315
Preferred stock dividends of
  majority owned subsidiary                    -           1,474        1,520           -             -            -
                                          --------       -------      -------      --------       -------      -------
Total fixed charges                       $ 11,614       $26,946      $25,107      $ 21,679       $10,337      $ 5,315
                                          ========       =======      =======      ========       =======      =======



Ratio of earnings to fixed charges            N/A (2)       3.08         3.91           N/A (1)      2.31         5.24
                                          ========       =======      =======      ========       =======      =======


(1)  Earnings were inadequate to cover fixed charges by $40.6 million.
(2)  Earnings were inadequate to cover fixed charges by $18.8 million.

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





                                              SNYDER OIL CORPORATION

                                        COMPUTATION OF RATIO OF EARNINGS TO
                                   COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                    (Unaudited)



                                            Nine
                                        Months Ended
                                        September 30,                        Year Ended December 31,
                                       --------------  -----------------------------------------------------------------
                                            1998          1997         1996          1995          1994          1993
                                       --------------  ----------   ----------    ----------    ----------    ----------
                                                               (In thousands, except share data)

Income (loss) before taxes, minority
   interest and extraordinary item        $(18,848)      $57,440      $74,701      $(40,604)      $13,510      $22,538
Interest expense                            11,614        25,472       23,587        21,679        10,337        5,315
                                          --------       -------      -------      --------       -------      -------
Earnings before taxes, minority
   interest, extraordinary item and
   interest expense                       $ (7,234)      $82,912      $98,288      $(18,925)      $23,847      $27,853
                                          ========       =======      =======      ========       =======      =======




Interest expense                          $ 11,614       $25,472      $23,587      $ 21,679       $10,337      $ 5,315
Preferred stock dividends                      -           4,929 (1)    6,210         6,210        10,806        9,100
Adjustment to tax effect preferred
  stock dividends                              -           2,428          429           -             -            -
Preferred stock dividends of
  majority owned subsidiary                    -           1,474        1,520           -             -            -
                                          --------       -------      -------      --------       -------      -------
Total fixed charges                       $ 11,614       $34,303      $31,746      $ 27,889       $21,143      $14,415
                                          ========       =======      =======      ========       =======      =======



Ratio of earnings
   to combined fixed charges
   and preferred dividends                     N/A (3)      2.42         3.10           N/A (2)      1.13         1.93
                                          ========       =======      =======      ========       =======      =======

(1) Excludes redemption premium of $1.0 million.
(2) Earnings were inadequate to cover combined fixed charges and preferred dividends by $46.8 million.
(3) Earnings were inadequate to cover combined fixed charges by $18.8 million.

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